UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2021

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 3.02.	Unregistered Sales of Equity Securities.

On November 17, 2021, Sustainable Oils, Inc., the wholly-owned plant science subsidiary of Global Clean Energy Holdings, Inc. (the “
Company
”), acquired Entira, Incorporated, an agriculture business and marketing consulting firm (“
Entira
”). Entira has been Sustainable Oils’ principal consulting firm in both the development of Sustainable Oils’ camelina production strategy and in the roll-out of the camelina develop program. As consideration for the purchase of Entira, the Company issued a total of 407,150 unregistered shares of its common stock to the three shareholders of Entira. The shares were valued at $3.55 per share. In addition, in connection with the acquisition the Company issued a total of 71,850 unregistered shares of its common stock valued at $6.05 per share

to three employees of Entira who became employees of Sustainable Oils. The securities were offered and sold in a transaction not involving a public offering and in compliance with exemptions from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, as they were offered without a view to distribution, and not by means of any general solicitation or advertisement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On November 17, 2021, the Company held its Annual Meeting (the “Annual Meeting”) at the Company’s refinery at 6451 Rosedale Highway, Bakersfield, California 93308. At the Annual Meeting, the Company’s stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on October 6, 2021 (the “
Proxy Statement
”).

At the Annual Meeting, 24,563,845 shares, or approximately 61.3% of all outstanding shares of common stock, were present either in person or by proxy.

The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter.

•	Proposal 1 : to elect David Walker, Martin Wenzel, Richard Palmer, Phyllis Currie and Susan Anhalt to the Company’s Board of Directors, for a one-year term expiring at the 2022 Annual Meeting;

•	Proposal 2 : a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement;

•	Proposal 3 : a proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

Voting Results

Proposal 1
: David Walker, Martin Wenzel, Richard Palmer, Phyllis Currie and Susan Anhalt were elected as directors on the following vote:

•	David Walker was elected with 20,817,517 “FOR” votes and 54,002 “WITHHELD” votes;

•	Martin Wenzel was elected with 20,828,287 “FOR” votes and 52,232 “WITHHELD” votes.

•	Richard Palmer was elected with 20,730,907 “FOR” votes and 149,612 “WITHHELD” votes.

•	Phyllis Currie was elected with 20,827,097 “FOR” votes and 53,422 “WITHHELD” votes.

•	Susan Anhalt was elected with 20,826,847 “FOR” votes and 53,672 “WITHHELD” votes.

In addition, there were 3,683,326 broker non-votes in connection with this proposal.

Proposal 2
: This proposal was approved with 20,625,470 “FOR” votes, 106,171 “AGAINST” votes and 148,878 “ABSTAIN” votes. There were 3,683,326 broker non-votes in connection with this proposal.

Proposal 3
: This proposal was approved with 24,559,694 “FOR” votes, 418 “AGAINST” votes and 3,733 “ABSTAIN” votes. There were no broker non-votes in connection with this proposal.

Item 8.01. Other Events.

On November 17, 2021, Sustainable Oils, Inc. purchased 45 acres in Havre, Montana. The Company’s plan is to construct a 600,000 bushel storage and rail loading facility on the newly acquired site in 2022, which aggregation facility when constructed will be used to store and transport the proprietary camelina grain to be produced for it by third party growers. The camelina grain is intended to be used as feedstock for the production of renewable diesel and other renewable products at the Company’s biorefinery in Bakersfield, California, and possibly other refineries.

On November 19, 2021 the Company issued a press release announcing the acquisition of the Havre, Montana site. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Upon consummation of the acquisition of Entira referred to in Item 3.02 above, Michael Karst, the senior partner of Entira, was appointed as the new President of Sustainable Oils, Inc.

Item 9.01	Financial Statements and Exhibits

 (d)       Exhibits.

Exhibit No.	Description
99.1	Global Clean Energy Holdings, Inc. press release, November 19, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 22, 2021	By:	/s/ Ralph Goehring
Ralph Goehring
Chief Financial Officer